Exhibit 10.46

Sixteenth Amendment to Transaction Documents

This Sixteenth Amendment to the Transaction (this “Amendment”) is effective as of January 29, 2024 (“Effective Date”), by and between Puritan Partners LLC, a New York limited liability company (“Puritan Partners”) and Curative Biotechnology, Inc., a Florida corporation (the “Company”), having its principal place of business at 1825 NW Corporate Blvd., Suite 110 Boca Raton, FL 33431, each a “Party” and collectively the “Parties”. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Securities Purchase Agreement, dated as of March 2, 2022, as amended, entered between the Parties (the “Securities Purchase Agreement”).

Recitals

WHEREAS, pursuant to the Transaction Documents, Puritan Partners purchased a 12.5% Original Issue Discount Senior Secured Note in the principal amount of $1,142,857.14 due March 2, 2023 (as amended, the “Note”) and was issued a common stock purchase warrant to purchase 22,857,143 shares of the common stock at $0.0001 exercise price (as amended, the “Warrant”);

WHEREAS, Puritan Partners and Company are parties to the Transaction Documents, which were previously amended on August 18, 2022, October 2, 2022, October 14, 2022, November 2, 2022, November 16, 2022, December 16, 2022, January 11, 2023, January 31, 2023, February 17, 2023, March 16, 2023, April 5, 2023, May 2, 2023, July 2, 2023, December 1, 2023, and December 18, 2023 and the parties now desire to further amend the respective Transaction Documents in accordance with the terms of this Amendment.

WHEREAS, as of January 29, 2024, the Company hereby acknowledges that it is indebted to Puritan Partners under the Puritan Partners’ Note in the amount of $2,056,507 and that such Puritan Partners’ Note continues to accrue in accordance with its terms (including without limitation, Sections 2 (c) and 8 thereof).

WHERAS, the Company would like to extend the term of the Puritan Partners’ Note in order to have time to properly consummate discussions with potential financing sources it is currently engaging in order to raise capital in order to advance its business plan.

NOW, THEREFORE, in consideration of the following and other consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

a) Maturity Date. The definition of “Maturity Date” set forth in the second paragraph of the Note is deleted in its entirety and hereby replaced with the following: “April 2, 2024”. In conjunction therewith, the Note shall be designated as the 12.5% Original Issue Discount Senior Secured Note due April 2, 2024.

b) $15,000 of the unpaid interest due on the Note, will be due and payable immediately following the execution of this Agreement. All remaining interest and fees due on the Note (computed in accordance with Sections 2(c) and (8) for the periods ending: July 2, 2023, August 2, 2023, September 2, 2023, October 2, 2023, November 2, 2023, December 2, 2023, December 16, 2023, January 2, 2024, January 31, 2024, February 2, 2024, March 2, 2024, and April 2, 2024 will be paid in full at Maturity. In the event the closing of the Qualified Offering occurs prior to any of the above dates, the interest will be due and payable immediately upon closing of the Qualified Offering.

c) The extension of the Maturity Date as described in paragraph (a) above shall not limit the ability of Puritan Partners to exercise its conversion rights pursuant to Section 4 of the Note.

d) In consideration of the foregoing, the Company agrees that the number of shares underlying the Warrant shall be increased from 30,476,191 shares to 35,047,620 shares (which amount may be subject to adjustment per the terms of the Warrant).

e) The Company has the option to extend the Maturity Date of this Amendment by one additional month (i.e., from April 2, 2024 to May 2, 2024) in exchange for (i) $10,000 payable immediately upon request of extension by the Company and (2) an additional 1,142,857 shares underlying the Warrant. Following the additional extension, Puritan will hold 36,190,477 shares (which amount may be subject to adjustment per the terms of the Warrant).

Each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first written above and will become effective as of the Effective Date.

CURATIVE BIOTECHNOLOGY, INC.

By:	/s/ Richard Garr
Name:	Richard Garr
Title:	Chief Executive Officer